UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

The Commerce Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

On January 23, 2008, the following letter was mailed to shareholders of The Commerce Group, Inc. who have yet to return their proxy.

The Commerce Group, Inc.
211 Main Street
Webster, Massachusetts 01570

IMPORTANT REMINDER TO VOTE YOUR PROXY
TO APPROVE $36.70 PER SHARE MERGER

January 23, 2008

Dear Commerce Group Shareholder:

Our records indicate your vote has not yet been received for the Special Meeting of Shareholders of The Commerce Group, Inc., to be held at the Company’s Policy Services Building located at 16 Sutton Road, Webster, Massachusetts on Thursday, February 14, 2008, at 9:00 a.m. local time.  Please take a moment right now to ensure that your shares are represented at this important meeting.

At the Special Meeting, you will be asked to approve the Agreement and Plan of Merger dated as of October 30, 2007, among The Commerce Group, Inc., MAPFRE S.A. (MAPFRE) and Magellan Acquisition Corp., a wholly owned subsidiary of MAPRE, and the transactions contemplated thereby.  In the proposed merger, holders of Commerce common stock will receive $36.70 per share in cash.  We cannot complete the merger unless the holders of two-thirds of the shares of Commerce common stock outstanding and entitled to vote at the special meeting vote to approve the merger agreement.  If you fail to return a properly-signed proxy card or to vote by phone or the Internet or in person at the special meeting, your shares effectively will be counted as a vote against the approval of the merger agreement.

PLEASE VOTE YOUR SHARES TODAY BY PHONE, INTERNET OR BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD.

In order to ensure that you have an opportunity to vote, no matter how few or how many shares you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a shareholder.

The board of directors has unanimously determined that the merger agreement and merger are in the best interests of Commerce and its shareholders.  Our board of directors recommends that you vote “FOR” the proposal to approve the merger agreement and the transactions contemplated thereby.   The board also recommends that you vote “FOR” the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement.

Please vote today by telephone or by the Internet pursuant to the instructions enclosed.  Remember – every share and every vote counts!  Alternatively, you may sign, date and mail your proxy card in the envelope provided.  If you have any questions, please call MacKenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or collect at (212) 929-5500.

If you have not yet voted, we thank you in advance for voting promptly.  If by now you have voted, we thank you.

Sincerely,

/s/ Gerald Fels
Gerald Fels
Chief Executive Officer